UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

    ________________________________________________________________________

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 STUDIO 54, INC.
                 (Name of Small Business Issuer in its charter)

                             Nevada 7371 20-1765640
                        --------- ------- --------------

     (State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer
           incorporation or organization) Classification Code Number)
                             Identification Number)

                             716 San Luis Rey Place
                           San Diego, California 92109
                                 (760) 533-0452
                          (Address and telephone number
                         of principal executive offices)

                       -----------------------------------

                        Corporate Capital Formation, Inc.
                            6565 Spencer Street #211
                             Las Vegas, Nevada 89119
                                 (702) 320-5913

            (Name, address and telephone number of agent for service)

                      ------------------------------------

      Copies of all communications, including copies of all communications sent to agent for service, should be sent to

                           RB Capital & Equities, Inc.
                               122 East Grand Ave
                              Escondido, California
                                 (619) 741-1128

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time commencing as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

                                        Proposed        Proposed
Title of Each Class    Proposed         Maximun         Maximun     Amount of
of Securities to be    Amount to be    Offering Price   Aggregate  Registration
Registered             Registered      Per Share (a)    Offering
                                                        Price (a)

-------------------------------------------------------------------------------
Common Shares,         3,532,000         $.50          $1,776,000       $225.02
$.001, par value
-------------------------------------------------------------------------------
Total Amount of Registration Fees                                       $225.02
-------------------------------------------------------------------------------

(a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a)may determine. The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Summary.............................................................          2
About Us............................................................          2
Terms of Offering....................................................         2
Summary Financial Information.......................................          3
Risk Factors.......................................................           3
Dividend Policy....................................................           8
Use of Proceeds....................................................           8
Dilution.....................................................                 8
Determination of Offering Price.................................              8
Selling Shareholders..........................................                9
Plan of Distribution............................................             10
Legal Proceedings.............................................               12
Directors and Executive Officers................................             12
Security Ownership of certain Beneficial Owners and Management               13
Description of Securities.......................................             14
Common Shares...................................................             14
Preferred Shares................................................             14
Warrants.......................................................              14
Options........................................................              14
Certain Statutory Provisions........................................         14
Shares Eligible for Future Resale............................                15
Transfer Agent and Registrar................................                 15
Interests of Experts and named Counsel..........................             15
Disclosure of Commissions Positio of Indemnification for
Security Act Liabilities.......................................              16
Organization Within the Last Five Years.........................             15
Business...........................................................          16
Products...........................................................          17
Marketing.....................................................               18

Competition.................................................                 18
Regulations.........................................................         19
Suppliers......................................................              19
Employees......................................................              19
Trademarks..........................................................         19
Research and Development..........................................           19
Reports to Shareholders..                                                    20
Management Discussion and Analysis or Plan of Operations.........            20
Result of Operations.............................................            24
Net Operating Loss..............................................             24
Liquidity and Capital Resource...................................            24




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Forward Looking Statements.......................................            25
Certain Relationships and Related Transactions....................           25
Market For Common Equity and Related Stockholders Matters...                 26
Executive Compensation.....................................                  27
Director Compensation........................................                28
Financial Statements.............................................            29
Indemnification of Officers and Directors.......................             38
Other Expenses of Issuance and Registration....................              39
Recent Sales of Securities.....................................              39
Index to Exhibits.............................................               40
Undertakings..................................................               41
Signatures...................................................                S1


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

                                 STUDIO 54, INC.

                             3,532,000 Common Shares

This registration statement relates to 3,532,000 common shares of Studio 54 Inc.

The common shares, may be offered to the public by the selling shareholders and we will not receive any proceeds from the sale of the common shares.

The common shares are not traded on any national securities exchange or on the NASDAQ stock market. The selling shareholder will be required to sell its common shares at $.50 per share, until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities.

THE SECURITIES OFFERED HEREBY INVOLVE A CERTAIN DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY AND ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Registration Statement is October 20, 2004.




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

                                     SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this registration statement. Prospective investors should read the entire prospectus before making an investment decision.
                                    ABOUT US

Studio 54, Inc. was originally incorporated in Nevada on August 2, 2004, as Top Ten Rankings, Inc. On September 1, 2004, the Company filed an amendment to change its name to Studio 54, Inc., to better represent its web design business. Our principal business lines are as follows; web design, search engine optimization, and custom software development. Our principal executive offices are located at 716 San Luis Rey Place, San Diego, California 92109 and our telephone number is (760) 533-0452.


                                TERMS OF OFFERING

SECURITIES OFFERED: Common shares.

OFFERING PERIOD: The common shares are being offered on a "best efforts" basis by the selling shareholders from time to time at a price of $.50 per share.

COMMON SHARES OUTSTANDING:   11,032,000

COMMON SHARES BEING OFFERRED:  3,532,000












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








                          SUMMARY FINANCIAL INFORMATION

The following information has been derived from our audited financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes thereto. The Company was incorporated on August 2, 2004, therefore, no comparative data is presented.


                              INCOME STATEMENT DATA

            (Inception on August 2, 2004 through September 30, 2004)

                     For The Period Ended September 30, 2004


Revenues                                                      $   3,725
Cost of Revenues                                              $   3,305
Gross Profit                                                  $     420
Accumulated Loss during Development Stage                     $(73,832)
Net (Loss)Per Share (Basic)*                                  $   (.01)

*Only basic earnings per share reported due to the Company not having any convertible securities outstanding.


                               BALANCE SHEET DATA

                     For The Period Ended September 30, 2004

Current Assets                                                $33,380
Total Assets                                                  $65,626
Long Term Debt                                                $    -
Total Liabilities                                             $4,959
Shareholders' Equity                                          $60,667


                                  RISK FACTORS

Prospective purchasers should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before purchasing the securities being offered.

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from


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

inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

(1)We depend on a key employee and the loss of our president should have a severe impact on us. The applied talent and experience of our President, Marc Gaxiola, provides the critical web design and search engine optimization skills necessary to guide and protect our financial and operational well being.

Our prospects would be severely affected if Mr. Gaxiola, for any reason, were unable to continue to perform his duties

(2)Our Management holds a majority of our outstanding common shares, which may affect the ability of minority shareholders to influence our activities. Current management owns approximately 68% of our outstanding common shares. As a result, current management is in a position to effectively elect all of our Directors and control our affairs and policies.

(3)If we are unable to obtain additional funding, we may be unable to fully implement our plan of operations. The expansion of our business and the costs associated with implementing a search engine may strain our cash flow. As a result, we are seeking additional financing through traditional bank financing or a debt or equity offering. There can be no assurances of our ability to obtain financing for our operations.

(4)Our business could be adversely affected if we are unable to adequately protect our proprietary technology .The proprietary technology we own or intend to acquire or develop will be one of the keys to our performance and ability to remain competitive. The Company currently does not have any intellectual property. We may rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect proprietary rights we may develop. We will also use technical measures, confidentiality agreement and non-compete agreements to protect the proprietary rights we may develop. We may however not be able to secure significant protection for service marks or trademarks we obtain. Our competitors or others could adopt product names similar to ours. Any of these actions by others might impede our ability to build brand identity and could lead to consumer confusion. Our inability to protect our brand name adequately could adversely affect our business and financial condition.

The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

(5)Our initial public offering price may have little or no relationship to the price that would be established using traditional valuation methods, and therefore, the initial public offering price may not be sustainable once trading begins. The selling shareholder determined the offering price for our common shares. The offering price of our shares may



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

have a little or no relationship to the price that would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our sales, earnings and other financial and operating information; multiples of earnings, cash flows, and other operating metrics; market prices of securities and of financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. As a result, our initial public price may not be sustainable once trading begins, and the price of our common shares may decline.

(6)An active trading market for our shares may never develop which may lead to increased investment risk and inability to sell your shares. Our common shares are not listed for trading on any established market and trade infrequently. We will endeavor to list our common shares on the OTC Bulletin Board. We cannot provide any assurance that our common shares will be quoted or continue to be quoted on the OTC Bulletin Board. If there is no market for trading our common shares, the market price of our common shares will be materially and adversely affected.

(7)We will incur increased costs as a result of being a public Company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission.. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

(8)Studio 54 is a start up company and subject to all the risks of a new company.

(9)Since inception, the Company has not provided positive cash flows from operations.

(10)The company is small and only recently has it begun exploring additional opportunities. The Company considers its "market" to be the fields of website development , search engine optimization and custom software development. Studio 54 will operate in a business field where some of the competing companies are much larger and more experienced in the website development and search engine optimization businesses. A competing service may reduce the desirability of our services. Also, because other established website development and search engine optimization companies will likely have much larger amounts of capital than we have, we may find it very difficult o infuse enough money to compete and make a profit.

(11)Our market evaluation may prove incorrect about the desirability of our services. The evaluation of the Company's services has been done solely by its officers and directors. No independent analysis or study of its products has been done by anyone


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

 engaged by Studio 54. The investor is at risk if the company's evaluation is overestimated.

(12)The investor has no say in the management of the company.

(13)No cash dividends are anticipated in the foreseeable future. Since Studio 54 does not anticipate that it will pay dividends the investor will only profit by the increase in value of his shares. Our profits, if any, during the next several years will necessarily be used to develop and possibly expand the product lines and business.

(14)Our stock may be low priced and therefore less liquid. Because the company's common stock is likely to trade below $5.00 per share, We are subject to the Securities enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules") . The Penny Stock Rules may adversely affect the market liquidity for our common stock because broker-dealers trading in

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of

* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

* contains a toll-free telephone number for inquiries on disciplinary actions;

* defines significant terms in the disclosure document or in the * conduct of trading penny stocks; and * contains such other information and is in such form (including * language, type, size, and format) as the Commission shall require * by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

* with bid and offer quotations for the penny stock;

* the compensation of the broker-dealer and its salesperson in the transaction;


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


* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

"Blue Sky" Laws

"Blue Sky" refers to state laws that regulate the offer and sale of securities, as well as registration and reporting requirements. These laws vary from state to state. Before a security may be sold in a state, there must be a registration in place to cover the transaction, or an available exemption from registration.

We have not taken any steps to ensure that the selling shareholders may resell their shares in any particular state. Each selling shareholder shall be responsible for determining whether a resale of the shares is exempt from state securities registration requirements or for any filing or disclosure requirements. Selling shareholders may also sell their shares in foreign jurisdictions provided that they comply with securities laws of the jurisdiction in question.

 Potential Future Sales Pursuant to Rule 144

Of the 11,032,000 shares of Studio 54's common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Studio 54's common stock. No shares, other than the 3,532,000 shares which are the subject of this registration may be sold free of restriction. All shares other than the


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

3,532,000 to be distributed are held by affiliates and subject to the restrictions of Rule 144. (See" Certain Transactions.")


                                 DIVIDEND POLICY

We have never paid cash dividends on our common shares. Holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefore. Our ability to pay dividends will depend upon our future earnings and net worth. We are restricted by Nevada law from paying dividends on any of our outstanding shares while insolvent or if such payment would result in a reduction of our stated capital below the required amount.

It is the intention of our Board periodically to consider the payment of dividends, based on future earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount. Our Board may decide not to pay dividends in the near future, even if funds are legally available therefore, in order to provide us with more funds for operations. See "DESCRIPTION OF SECURITIES - Common Shares".

                                 USE OF PROCEEDS

   We will not receive any proceeds from the sale of the common shares by the selling shareholders.

                                    DILUTION

Since the common shares in this registration statement may be offered to the public by the selling shareholders and we will not receive any proceeds from the sale of the common shares or be issuing any additional shares in conjunction with this registration statement, their will be no dilution from this registration statement to the current shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders have determined the offering price for the selling shareholder's shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been a very limited market for our common shares. The selling shareholder will be required to sell their shares at a price of $.50 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


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


                             SELLING SECURITYHOLDERS

This Prospectus relates to the resale of 3,532,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. The selling shareholders will sell their common shares at the fixed price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices.

                                                                  Shares Owned
                                                                  After Offering
                                                                   (assuming
                                Shares beneficially               all shares
Shareholder                          Owned Before      Shares     immediately
     Name          Consideration      Offering         Offered        sold) (3)
Joe Villa                Cash         160,000           160,000       -
John Welsome             Cash           8,000            8,000        -
Brandy James             Cash          10,000           10,000        -
Eugene Bennet            Cash          10,000           10,000        -
Darrell Ross             Cash           4,000            4,000        -
Kevin Elmore             Cash          20,000           20,000        -
Scott Matson             Cash           8,000            8,000        -
Rich Ruff                Cash          30,000           30,000        -
Greg Reid                Cash          20,000           20,000        -
Jon Mangini              Cash          40,000           40,000        -
Chad Smanjak             Cash          20.000           20,000        -
Dean Abramowicz          Cash          24,000           24,000        -
Bryan McCann             Cash          12,000           12,000        -
Sheryl Alvarado          Cash          40,000           40,000        -
Jessie Nettles           Cash          20,000           20,000        -
Glenn Cunningham Cash                  10,000           10,000        -
Jeff Droms               Cash          16,000           16,000        -
Tom Mellan               Cash          40,000           40,000        -
Michael Stefaun          Cash          40,000           40,000        -
RB Capital, Inc.(1)      Services     435,000          450,000        -
Linda Bryson(1)          Services      10,000           10,000        -
Michael Kelleher(1)      Services      50,000           50,000        -
Tracey Petersen          Services       5,000            5,000        -
Robert Mendez            Services     500,000          500,000        -
Darryl Montana           Services     500,000          500,000        -
Rich Ruff                Services     300,000          300,000        -
Mike Harper              Services     500.000          500.000        -
Luigi Rosso              Services     100,000          100,000        -
Gudio Rosso              Services     100,000          100,000        -
S&W Cons.(2)(4)          Services     500,000          500,000        -




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TOTAL                               3,532,000        3,532,000        -

(1) RB Capital and Equities, Inc., is a wholly owned subsidiary of Triad Industries, Inc. a publicly traded company on the OTC-BB under the symbol "TDII". Ms. Linda Bryson is the president of Triad Industries, Inc. Mr. Michael Kelleher is the president of RB Capital and Equities, Inc.

(2)Except as a shareholder and consultant since August, 2004, RB Capital and Equities, Inc. and S&W Consulting have not had a material relationship with Studio 54 in the past three years.

(3)Assumes that all securities offered are sold.

(4)S&W Consulting is owned 100% by Mr. William Welsome.

                              PLAN OF DISTRIBUTION

We will receive no proceeds from the sale of 3,532,000 common shares by the selling shareholder. The common shares, may be sold from time to time to purchasers directly by the selling shareholder. The selling shareholders have not indicated any current plan to distribute the common shares, and it is anticipated that they will either offer the common shares for sale for their own account or retain them for investment.

The selling shareholder may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at the price listed on the cover page of this prospectus until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholder may use any one or more of the following methods to sell their shares: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

The selling shareholder, acting alone or in concert with others, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. If the selling shareholder is determined to be an underwriter, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.



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

We do not intend to seek qualification for sale of the securities in those states where the securities will be offered, however the shareholders may. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholder or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security re-sales.

In addition, the selling shareholder and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholder may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholder, the pledgee in such loan transaction would have the same rights of sale as the selling shareholder under this prospectus. The selling shareholder may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholder may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholder under this prospectus.

In addition to the above, the selling shareholder and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholder or any such other person.

There can be no assurances that the selling shareholder will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholder, we will pay all the fees and expenses incident to the registration of the securities, other than underwriting discounts and commissions, if any, which are to be paid by the selling shareholder.


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


Should any substantial change occur regarding the status or other matters concerning the shareholders, we will file an amendment to this prospectus disclosing such matters.


                                LEGAL PROCEEDINGS

We are not currently engaged in any material legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS and CONTROL PERSONS

  The names of, and certain information with respect to, each of our Officers, Directors, Promoters and Control Persons are as follows:

Marc Gaxiola      36   President, CEO and Director

Mangolein Koza    30   Treasurer, Secretary and Director

Claudia Moreno*   21   Director

* Claudia Moreno is the sister of Marc Gaxiola, the Company's President.

All Directors are elected at the Annual Meeting of the Shareholders to serve for one year or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

The Company does have employment contracts with the executive officers. There are no formal contracts with the directors. However, directors of the Company are paid $750 for their annual service. Furthermore, the Directors are paid $200 for every Board of Directors meeting attended. This payment is not made for telephonic meetings. Also, the Company will reimburse Directors for travel related expenses incurred to attend Board of Directors meetings.

The following is a brief summary of the business experience of each of our Directors and executive officers:

Marc Gaxiola               President/ CEO/Director

Mr. Gaxiola has served in this capacity since the Company's inception on August 2, 2004. For the five years prior to this, Mr. Gaxiola was an independent consultant providing internet marketing strategies to other company's. His clients includes 4X4 wholesalers, Jeep Junkies. Mr. Gaxiola has also designed the cover art for Company's such as Sony (Playstation Hockey 2000- 2002) and Disney (Junglebook re-release).

Mangolein Koza    Secretary / Treasurer / Director

Ms. Koza has served in this capacity since the Company's inception on August 2, 2004.Ms. Koza brings to the table a wealth of information and experience in Office Management, Purchasing and profit/loss analysis. From 1999 until 2001 Ms. Koza was employed by the Port of San Diego as a director of human resources. From 2001 to current Ms. Koza has been employed by Home Depot (formerly Maintenance Warehouse) originally she performed human resources duties and has since moved to the purchasing department. Ms. Koza is still employed with Home Depot.

Claudia Moreno    Director

Ms. Moreno has served in this capacity since the Company's inception on August 2, 2004.Ms. Koza brings to the table experience in Office Management and computer systems. From 2001 until current Ms. Moreno has been employed by Fry's Electronics as a manager. Currently, she oversees the computer department at the San Marcos location. Prior to Fry's Electronics, Ms. Moreno attended college and received her AA in the fields of computer science and business administration.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors and officers between our business and their other business activities. Currently, no known conflicts exist.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 2004, certain information concerning stock ownership of all persons known by us to own beneficially five percent (5%) or more of our outstanding common shares, and each director or officer and all officers and directors as a group:

Name and Address of              Number of Common    Percent of
 Beneficial Owner                Shares Owned(1)       Class
-------------------              ---------------      -----
Marc Gaxiola                        7,500,000          68%
716 San Luis Rey Place
San Diego, California 92109

Mangolein Koza                              -           0%
716 San Luis Rey Place
San Diego, California 92109

Claudia Moreno(2)                           -           0%
31330 Stardust Lane
Valley Center, California 92082

Officers and Directors as a Group
(3 Persons)                         7,500,000          68%

(1) Unless otherwise provided, the stated number of shares, are owned directly by the person named.

(2) Claudia Moreno is the sister of the Company's president Marc Gaxiola.

                            DESCRIPTION OF SECURITIES

Common Stock

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

Our authorized capital consists of 75,000,000 common shares, with a par value of $.001 per share. As of September 30, 2004, 11,032,000 common shares are outstanding.

Each holder of common shares is entitled to one vote for each share held on any matter properly submitted to the shareholders for a vote but is not entitled to vote cumulatively in the election of directors. The holders of common shares do not have any preemptive, subscription or redemption rights. The holders of common shares are entitled to receive dividends if, as and when declared by the Board of Directors. See "DIVIDEND POLICY".

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

The Company has not authorized the issuance of any warrants.

Options

The Company has not authorized the issuance of any options.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


Debt Securities

The Company has not offered any debt securities for sale.

There are no provisions in the charter or by-laws that would delay, defer or prevent a change in control of the company.

                        Shares Eligible for Future Resale

Upon the effectiveness of this registration statement, we will have 3,532,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933. Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

                          Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001. Holladay Transfer agent was appointed to become the Company's transfer agent on October 20, 2004. Prior to this, the Company acted as its own transfer agent while organizing the Company due to being incorporated only approximately 2 months earlier.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Armando C. Ibarra, CPA, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                     Organization Within The Last Five Years

To the best of our knowledge there are no transactions involving any promoter other than the following: On August 2, 2004, the Company issued 7,500,000 shares at $.002 to Marc Gaxiola, the Company's President. The 7,500,000 shares of common stock were issued for cash of $1,423, $4,000 in computer equipment, $6,000 in servers and $3,025 in office equipment, for total consideration of $14,449. The Company considers Mr. Gaxiola to be a promoter due to being the original incorporator and organizer of the Company.

The Company has signed no contracts with any outside stock promoters.

                             Description of Business

This Registration Statement contains certain forward-looking statements including without limitation, statements concerning our operations, economic performance, financial condition and prospects, including in particular statements relating to our growth strategy. The words "estimate," "project," "intent," "believe," "expect," "anticipate," and other similar expressions generally identify forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those risk factors identified below and elsewhere in this statement. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various competitive factors. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of the risk factors described below and elsewhere in this statement. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this statement will in fact occur. Except as required by law, we disclaim any obligation to update or revise any of these forward-looking statements.

Studio 54, Inc. was originally incorporated in Nevada on August 2, 2004, as Top Ten Rankings, Inc. On September 1, 2004, the Company filed an amendment to change its name to Studio 54, Inc., to better represent its web design business, Studio 54 Web Design. Our principal business lines are as follows; web design, search engine optimization, and custom software development.

In the first two months of existence, the Company has raised $133,000 (minus syndication costs of $18,950) which it has used to implement its business plan.

Our product line, which can be separated into 3 separate categories are as follows:

Web Design:

Our web design division is the backbone of our company and can be broken into two separate arenas.

a. Affordable web design solutions -

Studio54 is able to produce inexpensive websites ranging in price from $500 to $5,000 which can be produced at the rate of approximately 4 a day if needed. Studio 54 uses our own templates and then modifies them to the users specifications. The complexity of the modifications is what causes the price variance.

b. Custom high end web design -

Typical custom websites range in price from $5,000 to $25,000. This type of work includes Flash applications and custom database driven sites and cater to b2b clients. These high end sites require much more complicated programming and detail.

  Search Engine Optimization:

Search engine optimization (referred to hereafter as SEO) is quickly becoming an extremely sought after service we offer. Businesses are finally realizing that the "build it and they will come" does not apply to websites. Businesses now know that it helps to rank in the top spots (first two pages of results) of major search engines (ie. Google, Yahoo, Etc.) to have a successful online presence.

Through our Company President, Marc Gaxiola, we have the ability to facilitate client needs for SEO.

Furthermore, at any given time a prospective client can purchase our content management system (at Studio54.com) to evaluate their site which will give a live, online report taking into considerations all the factors which ultimately determine their ranking on Yahoo and Google. The use of our program allows clients to "see" what would need to be done in order to improve their websites "ranking".

Custom Software Development:

All of our software is designed with monthly subscriptions in mind, geared towards what management believes to be open niches for custom software.

Currently, we have the following software applications that can be released. None of the following software applications have been tested by the public.

a.Online Book Exchange Software:

The Online Book Exchange could allow college students to buy and sell college text books at the prices they set, instead of prices being set by the school bookstores. It would be similar to a B2C (business to consumer) website, however, the site would be more of a place for buyers and sellers of college text books to connect. The Company through its software would only be involved in putting the buyer and seller together for a fee. This software could be branded for any area that text books would be bought and sold. Management has not yet tested the market pricing and does not yet know what the reception will be from the consumer.

b.Our CMS System (Content Management System)

Our CMS system allows consumers easily edit and/or modify their own websites, eliminating the need to "rely" on web masters.

Our systems closest competitor is Macromedia. Our system is server based so consumers can access and edit their sites from any computer in the world, quickly edit any aspect of their site, including Flash and database driven sites. Pricing to consumer expects to be approximately about 29.00 per month. Management has not yet tested the market pricing and does not yet know what the reception will be from the consumer.

The Company is not dependent on any major clients.

Marketing

The Company has not yet formally introduced a marketing plan. However, 83% of our business is either repeat or referral work. The Company also has hired S&S PR agency to help introduce the Company to the general public through the use of print media. Advertising through SSPR is expected to start in November of 2004.

Competition

We operate in a very competitive environment and many of our competitors have greater financial and marketing resources.

The website development business is currently very segmented and competitive, including companies such as Yahoo.com and Register.com (both these companies have areas on their websites where you can build a website or online store) to small local companies with only local presences. Pricing can vary significantly depending on the expertise of the site designer. Studio 54 Web Design has solutions for both high and low end clients.

The SEO business is also currently very segmented and competitive, including companies such as Overture.com and Bruceclay.com to small local companies with only local presences. Due to SEO being a relatively new industry, data in terms of pricing is difficult to ascertain.

The Custom Software Development business is also currently very segmented and competitive, including companies such as SAP and Oracle to small local companies with only local presences. Custom Software Development can be very expensive depending on the application. However, pricing can be significantly lower if clients need a prefabricated platform.

In all of our markets there are a very large number of competitors. Also in all of our markets, there are numerous competitors of considerable size and financial resources. Our market share in the above businesses is significantly less than 1%. A significant amount of these competitors have strong brand name recognition in the markets they serve. We believe that our quality products, pricing and niche marketing strategies will permit the Company to achieve a competitive position in these markets.

Customers

The Company is not dependent on anyone or few major customers.

Suppliers

The Company is not reliant upon any suppliers.

Raw Materials

The Company does not use any raw materials.

Employees

As of September 30, 2004, we have 1 full-time employee and 2 part time employees. The1 full time employee is involved in the website development, SEO, and custom software operations. All of the employees are involved in management and administrative capacities. We consider our employee relations to be good, and to date we have not experienced a work stoppage due to a labor dispute nor do we expect one. None of our employees is represented by a labor union.

Trademarks, Patents, Licenses, Concessions, Royalty Agreements or Labor
Contracts

The Company currently does not have any trademarks, patents, licenses, concessions, royalty agreements or labor contracts.

Research and Development

The Company currently does not perform any research and development.

Governmental Regulations

The Company is not subject to any governmental regulations except those in the normal course of business nor does the Company need governmental approval for any of its products.

                             REPORTS TO SHAREHOLDERS

Studio 54, Inc. is not a reporting company as defined by the Securities Exchange Act. If the Securities and Exchange Commission declares this registration statement effective, we will become subject to the information and reporting requirements of that act and we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Following completion of this offering, we will furnish our shareholders with annual reports containing audited financial information for each fiscal year and will file quarterly reports for the first three quarters of each fiscal year containing un-audited summary financial information with the Securities and Exchange Commission. Our fiscal year ends on December 31.

                             ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to Studio 54, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information the public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained.by calling the SEC at 1-800-0330.

  MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

We have been operational for two months and we are trying to expand our operations, therefore, we consider ourselves a development stage company. Accordingly, the following discussion addresses both our Plan of Operation, information which the U.S. Securities Exchange Commission requests from small business issuers.

Plan of Operation
General

In August of 2004, we commenced operations as a website development, SEO and custom software firm. We believe that our services target emerging needs and potentially significant niches.

Our Plan of Operation for the next twelve months is to implement our business plan so we can expand our visibility in the above mentioned areas to gain market share. Our failure to market and promote our services will cause our business and future financial performance to remain stagnant. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues. We currently derive all of our revenues and income from our one location providing website development, custom software and SEO services.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

The cash necessary to support the
business is being supplied primarily the sale of common stock to investors. We have not demonstrated the ability to be self-supporting while operating on the current limited basis. Further cash will be needed to support expansion of operations. We could need to raise as much as $100,000.00 to support operations over the next twelve months. Current cash on hand can support the Company for approximately 4 months. However, in order for these funds to sustain the Company for 4 months, management would need to defer their salaries, which they have agreed to do if necessary. Besides management salaries the Company's burn rate is approximately $3,000 per month, which breaks down as follows; $1,875 rent which includes $175 for utilities), $400 phone, $600 auto, and $350 miscellaneous. These figures represent the bare minimum in terms of monthly expenses.

 We may raise additional funds either through additional offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in this offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations. Management has not set any parameters yet on any future offerings.

We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations and our officers and directors may or may not contribute funds to pay for our expenses. We have not made any arrangements or agreements with our officers and directors regarding advancement of funds. We do not know whether we will issue stock for loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from one of our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Moreover, none of our officers or directors have agreed to pay our expenses should we need such assistance.

In the event that we expand our customer base, then we may need to hire additional employees or independent contractors. Management has not yet decided at what levels business would have to increase to require additional employees. Prevailing wages in the industry will be considered if new employees are hired.

Research and Development

We are not currently nor do we anticipate in the future to be conducting any research and development activities

Marketing Plan

The Company has not yet formally introduced a marketing plan. However, 83% of our business is either repeat or referral work. The Company also has hired S&S PR agency to help introduce the Company to the general public through the use of print media. Advertising through SSPR is expected to start in November of 2004.

Other methods the Company is considering include the following:

(1) SEO optimization of the Company's own websites;

(2) advertising on specific company websites; and

(3) print media in certain markets.

Sales Strategies

Company Brochures.

We will create a brochure featuring our services. This will be a high quality brochure with extensive detail. Public Relations and Advertising. We plan to implement a campaign to obtain coverage by publishing news articles and feature stories written for industry trade publications to increase awareness of our services. Search Engine Optimization. We plan to use our expertise in SEO to place our Company websites at the top of searches where individuals are looking for the types of services we offer Expected purchase or sale of plant and significant equipment We do not anticipate purchases of plant or significant equipment other than general office supplies and general office equipment.

Employees

As of September 30, 2004, we had 1 full-time employee and 2 part time employees. The1 full time employee is involved in the website development, SEO, and custom software operations. All of the employees are involved in management and administrative capacities. We consider our employee relations to be good, and to date we have not experienced a work stoppage due to a labor dispute nor do we expect one. None of our employees is represented by a labor union. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors. Management has not yet decided at what levels business would have to increase to require additional employees. Prevailing wages in the industry will be considered if new employees are hired.

Property

We currently lease an approximately 2,000 square foot office facility at 716 San Luis Rey Place San Diego, California,. The lease requires monthly payments of $1,875 (which includes $175 for utilities) and is month to month. The facility allows the Company to have access to high speed internet connections, which were not available to Mr. Gaxiola at his prior place of business.

Management does not have insurance on the property or the contents of the property. The property is in excellent rental condition.

Management's Discussion and Analysis

The following management discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

General

For the period ended September 30, 2004, our assets consisted of cash, accounts receivable, prepaid expenses, fixed assets and a deposit. Our revenues were derived from services sold to businesses at large. The following table shows our revenues, expenditures and net income year-to-date for 2004. This is due to the Company being incorporated on August 2, 2004.

                     For The Period Ended September 30, 2004


Revenues ...................................................           $  3,725
Cost of Revenues ...........................................           $  3,305
Gross Profit ...............................................           $    420
General and Administrative Expenses ........................           $(73,710)
Depreciation Expense .......................................           $   (571)

Net (Loss) .................................................           $(73,832)


Although we are actively seeking to expand services, the uncertain economy could have a material adverse effect on such plans. Results of Operations For The Period Ended September 30, 2004 With the period ending September 30, 2004 we had revenue of $3,725 and accompanying expenses during the period of $77,557 A significant amount of the $77,557 in expenses was incurred due to the Company setting up infrastructure and consulting work to prepare the Company to be publicly traded. We predict that there will be an increase in revenues, profits and an increase in cash flow by the end of the year December 31, 2005.

No comparative data is presented due to the Company being incorporated on August 2, 2004.

Net Operating Loss

The Company has accumulated approximately $77,832 of net operating loss carry-forwards as of September 30, 2004, which may be offset against taxable income and incomes taxes in future years. The use of these to losses to reduce future incomes taxes will depend on the generation of sufficient taxable income prior to the expiration of the net loss carry-forwards. The carry-forwards expire in the year 2024. In the event of certain changes in control of the Company, there will be an annual limitation on the amount of carry-forwards, which can be used.

Liquidity & Capital Resources

As of September 30, 2004, we had net shareholder equity of $60,667, a net loss of $73,832 and a net cash flows of ($83,780) used by operating activities. In the first two months of our inception, minimal cash was provided from the sale of services to current clients. The Company further raised $133,000 (minus $18,950 in syndication costs) to implement the Company's business plan.

As of September 30, 2004, the Company had current assets of $33,380, compared to current liabilities of $4,959. The current assets are comprised of $11,931 in cash, $13,904 in accounts receivable, and $8,000 in pre paid expenses. The current liabilities are comprised of $1,000 in loans payable, $2,700 in wages payable and $1,259 in payroll taxes.

No comparative data is presented due to the Company being incorporated on August 2, 2004.

Management does not believe that the net cash increase for the period ended September 30, 2004 of $11,931 is sufficient to sustain operations. Additional funds are needed to support business operations. Management will seek additional funding through public or private financing or other arrangements. It is anticipated that the Company will need to raise $100,000 over the next six months. Management has not decided on any type of offering, and could possibly use a mixture of debt and equity.

Current cash on hand can support the Company for approximately 4 months. However, in order for these funds to sustain the Company for 4 months, management would need to defer their salaries, which they have agreed to do if necessary. Besides management salaries the Company's burn rate is approximately $3,000 per month, which breaks down as follows; $1,875 rent (which includes $175 in taxes), $400 phone, $600 auto, and $350 miscellaneous. These figures represent the bare minimum in terms of monthly expenses.

We believe that our cash flow is not sufficient to support continued operations only. Furthermore, any business expansion will need to be funded through additional capital raised from any possible offering because the current cash flow is not sufficient for expansion.

We have raised a $133,000 in equity (minus $18,950 in syndication costs) in August and September of 2004.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements are not based on historical facts and are based on current expectations, including, but not limited to statements regarding our plan for future development and the operation of our business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted. Among the factors that could cause actual results to differ materially are the following: a lack of sufficient capital to finance our business plan on commercially acceptable terms; changes in labor, equipment and capital costs; our inability to attract strategic partners; general business and economic conditions; and the other risk factors described from time to time in our reports filed with the Securities and Exchange Commission. You should not rely on these forward-looking statements, which reflect only Studio 54 Food's opinion as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same other than the following:

On August 2, 2004, the Company issued 7,500,000 shares at $.002 to Marc Gaxiola, the Company's President. The 7,500,000 shares of common stock were issued for cash of

$1,423, $4,000 in computer equipment, $6,000 in servers and $3,025 in office equipment, for total consideration of $14,449.

Also on August 2, 2004, Mrs. Claudia Moreno was appointed to the Company's Board of Directors. Mrs. Moreno is the sister of Marc Gaxiola the Company's President.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We currently have 11,032,000 common shares issued and outstanding. The common shares sold in this offering will be fully tradable without restrictions or further registration under the Securities Act.

At present, all of our 11,032,000 common shares issued and outstanding are "restricted" securities as that term is defined in Rule 144 under the Securities Act. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate, who has owned restricted common shares beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar months preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned common shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this offering, there has been no market for our common shares. The effect, if any, of public sales of our restricted common shares or the availability of such shares for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of restricted shares may be resold in the public market may adversely affect prevailing market prices for our common shares and could impair our ability to raise capital through the sale of equity securities.

We have agreed with RB Capital and Equities, Inc. to keep the registration statement of which this prospectus is a part effective until the shares being offered hereby may be sold without registration or restriction pursuant to Rule 144(k), or if earlier, until the distribution contemplated in this prospectus has been completed. We have also agreed to indemnify, in certain circumstances, RB Capital and Equities, Inc., any underwriters that participate in the distribution of the shares and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. We will pay all the fees and expenses incident to the registration of the securities other than underwriting discounts and commissions, if any, which are to be paid by the selling shareholder.

Stocks selling for less than $5.00 per share, excluding any broker or dealer commissions, may be designated as "penny stocks" and may be subject to certain requirements imposed by Rule 15g-9 of the Securities Exchange Act of 1934. Among other things, Rule 15g-9 requires broker/dealers to advise potential purchasers of a penny stock of the lowest offer and highest bid quotations for such stock and disclose to the potential purchaser its compensation in connection with the transaction. The net effect of such regulations may be to delay the sale of shares which are characterized as penny stocks. Our common shares are being offered at an initial offer price of $.50 per share. However, we believe that the penny stock restrictions will not be applicable to our securities based on an exemption provided in Rule 3 (a) 51-1 of the Securities Exchange Act of 1934 which, among other things, provides an exemption from the penny stock restrictions for securities of companies that have had average revenues of at least $6,000,000 for the last three years. Studio 54 was incorporated on August 2, 2004 and to date has had minimal revenues.

As of September 30, 2004, there were approximately 30 holders of record of our common shares. No cash dividends have been declared or paid on our common shares during the last two fiscal years.

None of the above mentioned 11,032,000 common shares are subject to options or warrants.

                             EXECUTIVE COMPENSATION

The following table sets forth the amount paid by us during the Fiscal Year of 2004 for services rendered by our officers. This includes all compensation awarded to, earned by or accrued for the executive officers and directors. No comparative information is presented due to the Company being newly formed as of August, 2, 2004. Amounts paid are from inception until September 30, 2004.


                                                             Restricted
       Name and                                              Stock Awards
       Position                      Year         Salary       Other       Total

Marc Gaxiola                           2004       $9,000(1)       -       $9,000
President/ Director

Mangolein Koza                         2004       $3,000(1)       -       $3,000
Sec/ Tres / Director

Claudia Moreno                         2004            -          -            -
Director

(1)Mr. Gaxiola's and Ms. Koza's salary above is shown year to date. Mr. Gaxiola and Ms. Koza both have employment agreements with the Company. Mr. Gaxiola's employment contract calls for monthly payments of $4,500 per month or $54,000 annually. Ms. Koza's employment contract calls for monthly payments of $1,500 per month or $18,000 annually.

                            COMPENSATION OF DIRECTORS

Directors of the Company are paid $750 for their annual service.
Furthermore, the Directors are paid $200 for every Board of Directors meeting attended. This payment is not made for telephonic meetings. Also, the Company will reimburse Directors for travel related expenses incurred to attend Board of Directors meetings.

                              FINANCIAL STATEMENTS





                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465
To the Board of Directors of
Studio 54, Inc.
(A Development Stage Company)


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Studio 54, Inc. (A Development Stage Company) as of September 30, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the two months then ended and for the period from August 2, 2004 (inception) through September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Studio 54, Inc. as of September 30, 2004, and the results of their operations and their cash flows for the two months then ended and for the period from August 2, 2004 (inception) through September 30, 2004 in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



___________________________
Armando C. Ibarra, CPA-APC

October 21, 2004
Chula Vista, California

                             STUDIO 54, INC.
                      (A Development Stage Company)
                              Balance Sheet
  ASSETS
                                                                       As of
                                                                   September 30,
                                                                        2004
Current Assets
Cash                                                                  $  11,931
Employee advances                                                        10,050
Prepaid expenses                                                          8,000
Note receivable                                                           3,399
Total Current Assets                                                     33,380
Net Property & Equipment                                                 13,023
Other Assets
Deposits                                                                    400
Website and software                                                     18,823
Total Other Assets                                                       19,223
TOTAL ASSETS                                                          $  65,626
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable                                                      $   1,000
Payroll taxes payable                                                     1,259
Accrued wages payable                                                     2,700
Total Current Liabilities                                                 4,959
TOTAL LIABILITIES                                                         4,959
Stockholders' Equity
Common stock, ($.001 par
value, 50,000,000
shares authorized; 10,032,000
shares issued and
outstanding as of
September 30, 2004                                                       11,032
Syndication costs                                                       142,417
Additional paid-in capital                                              (18,950)
Deficit accumulated during development stage                            (73,832)
Total Stockholders' Equity                                               60,667
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                                                  $  65,626

                      STUDIO 54, INC.
               (A Development Stage Company)
                  Statements of Operations
                                                                 August 2, 2004
                                                  Two Months       (inception)
                                                     Ended          through
                                                 September 30,    September 30,
                                                     2004                2004
Revenues
Revenues                                        $      3,725       $      3,725
Costs of goods sold                                   (3,305)            (3,305)
Total Revenues                                           420                420
Operating Expenses
General & Administrative Expenses                     73,710             73,710
Depreciation expense                                     542                542
Total Operating Expenses                              74,252             74,252
Net Income (Loss)                               $    (73,832)      $    (73,832)
Basic earnings (loss) per share                                    $      (0.01)
Weighted average number of
common shares outstanding                         10,734,867

           STUDIO 54, INC.
            (A Development Stage Company)
    Statement of Changes in Stockholders' Equity
      From August 2, 2004 (inception) through September 30, 2004


                                          Common           Common
                                           Stock             Stock
                                                            Amount
   Balance, August  1, 2004                         -               $ -
   Stock issued on August 2, 2004 for
   assets and services @ $0.002 a share    10,500,000            10,500

   Stock issued on August 31,
   2004 for cash @ $0.25 a share              452,000               452

   Stock issued on September 30,
   2004 for cash @ $0.25 a share               80,000                80

  Net loss,  September 30, 2004

   Balance, September 30, 2004             11,032,000          $ 11,032









                                                       Additional    Syndication
                                                        Paid in         Costs
                                                        Capital

Balance, August 1, 2004                                      $ -            $ -
Stock issued on August 2, 2004 for
assets and services @ $0.002 a share                       9,949

Stock issued on August 31,
2004 for cash @ $0.25 a share                            112,548        (16,950)

Stock issued on September 30,
2004 for cash @ $0.25 a share                             19,920         (2,000)

Net loss, September 30, 2004

Balance, September 30, 2004                             $142,417       $(18,950)





                                                        Deficit
                                                      Accumulated
                                                        During          Total
                                                      Development
                                                        Stage


Balance, August 1, 2004                                     $ -             $ -
Stock issued on August 2, 2004 for
assets and services @ $0.002 a share                          -          20,449

Stock issued on August 31,
2004 for cash @ $0.25 a share                                 -          96,050

Stock issued on September 30,
2004 for cash @ $0.25 a share                                 -          18,000

Net loss, September 30, 2004                            (73,832)        (73,832)

Balance, September 30, 2004                            $(73,832)       $ 60,667

                      STUDIO 54, INC.
                (A Development Stage Company)
                  Statements of Cash Flows
                                                                 August 2, 2004
                                                      Two Months    (inception)
                                                        Ended        through
                                                     September 30, September 30,
                                                         2004           2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     $ (73,832)      $ (73,832)
Adjustments to reconcile
net loss to net cash
used in operating activities:
Depreciation and amortization                               542             542
Changes in assets and liabilities:
(Increase) decrease in
employee advances                                       (10,050)        (10,050)
(Increase) decrease in
prepaid expenses                                         (8,000)         (8,000)
(Increase) decrease in
loan receivable                                          (3,399)         (3,399)
Increase (decrease) in
accounts payable                                          1,000           1,000
Increase (decrease) in
payroll taxes payable                                     1,259           1,259
Increase (decrease) in
accrued wages                                             2,700           2,700
Common stock issued for
services                                                  6,000           6,000
Net cash provided by (used in)
operating activities                                    (83,780)        (83,780)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditure for
property and equipment                                  (32,388)        (32,388)
Capital expenditure for
office deposit                                             (400)           (400)
Common stock issued for
assets                                                   14,449          14,449
Net cash provided by (used in)
investing activities                                    (18,339)        (18,339)
CASH FLOWS FROM FINANCING ACTIVITIES
Common stock                                                532             532
Additional paid-in
capital                                                 132,468         132,468
Syndication costs                                       (18,950)        (18,950)
Net cash provided by (used in)
financing activities                                    114,050         114,050
Net increase (decrease) in cash                          11,931          11,931
Cash at beginning of period                                   -               -
Cash at end of period                                 $  11,931       $  11,931
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Schedule of Non-Cash Activities:
Common stock issued for services                      $   6,000       $   6,000
Common stock issue for assets                         $  14,449       $  14,449

                                STUDIO 54, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            As of September 30, 2004


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Studio 54, Inc. (the Company) was incorporated under the laws of the State of Nevada on August 2, 2004 under the name of Top Ten Ranking Inc. On September 1, 2004 the Board of Directors approved a name change to Studio 54, Inc.

The Company is in the development stage. It's initial operations have included; capital formation, organization, web site construction, target market identification, research of costs, and marketing plans.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

  The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

b.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective August 2, 2004 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

d.   Income Taxes (continued)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.


NOTE 4.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $73,832 during the period from August 2, 2004 (inception) to September 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management does not believe that the companyss current cash of $11,931 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.


NOTE 5.   RELATED PARTY TRANSACTION

On August 2, 2004 the Company issued 7,500,000 shares of its common stock to an officer in return for fixed assets.


NOTE 6.  OPERATING LEASE COMMITMENTS

The Company currently leases on a month-to-month basis a 2000 square foot property located at San Luis Place in San Diego, California. The monthly obligation is $1,875.

Lease expense for the through September 30, 2004 was $1,600.

NOTE 7.  INCOME TAXES

                                                     As of September 30, 2004
                                                   ---------------------------
                                                   ---------------------------

Deferred tax assets:
Net operating tax carryforwards                            $ 13,458
Other                                                           -0-
                                                     ---------------------------
Gross deferred tax assets                                    13,458
Valuation allowance                                         (13,458)
                                                     ---------------------------

Net deferred tax assets                                    $    -0-
                                                     ===========================


Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.


NOTE 8.  SCHEDULE OF NET OPERATING LOSSES

          2004 Net Operating Loss (two months)                $  73,832
                                                          ----------------
          Net Operating Loss                                 $  (73,832)
                                                          ================

As of September 30, 2004, the Company has a net operating loss carryforwards of approximately $73,832. Net operating loss carryforward expires twenty years from the date the loss was incurred.


NOTE 9.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 2, 2004, the Company issued 10,500,000 shares of common stock for services and assets valued at $0.002 per share.

On August 31, 2004, the Company issued 452,000 shares of common stock for cash valued at $0.25 per share.

On September 30, 2004, the Company issued 80,000 shares of common stock for cash valued at $0.25 per share.

As of September 30, 2004, the Company has 11,032,000 shares of common stock outstanding.


NOTE 10.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2004.

Common stock, $0.001 par value; 50,000,000 shares authorized: 11,032,000 shares issued and outstanding.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with Armando C. Ibarra, CPA in regards to accounting and financial disclosure. Armando C. Ibarra was engaged on approximately August 15, 2004, by the Company and was not consulted on any matters prior to being engaged.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended Articles of Incorporation provide that Studio 54 shall indemnify any Director or Officer (and may indemnify any other employee or agent of Studio 54 or of another entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of Studio 54 or is or was serving at the request of Studio 54 as a director, officer, trustee, employee or agent of another company, domestic or foreign, non-profit or for-profit, partnership joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Studio 54, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Studio 54.

Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

We may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of Studio 54 under these indemnification provisions. However, to date the Company has not yet secured this insurance coverage.

The indemnification provided thereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Nevada Revised Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of Studio 54 shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of Studio 54 or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Studio 54 pursuant to the Articles of Incorporation, or otherwise, Studio 54 has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Filing Fee - Securities and Exchange Commission                         $   225
Accounting Fees and expenses                                            $ 2,500*
Legal Fees and Expenses                                                 $ 5,000*
Transfer Agent Fees and Expenses                                        $ 1,000*
Miscellaneous Expenses                                                  $20,000*

TOTAL                                                                   $28,725
                                                                        =======

* Expenses other than filing fees are estimated. The Company will pay all fees, disbursements and expenses in connection with the proposed offering.

                           RECENT SALES OF SECURITIES

On August 2, 2004, the Company issued 7,500,000 shares at $.002 to Marc Gaxiola, the Company's President. The 7,500,000 shares of common stock were issued for cash of $1,423, $4,000 in computer equipment, $6,000 in servers and $3,025 in office equipment, for total consideration of $14,449. The above transaction was issued under Sections 4(2) and 4(6) of the Securities Act of 1933 and bears the appropriate legend.

Also on August 2, 2004, the Company issued shares to 6 individuals and 2 companies for consulting services rendered in conjunction with incorporating and structuring the Company. A total of 3,000,000 shares of common stock were issued at $.002 per share for total consideration of $6000. The shares were issued for consulting services as follows; RB Capital and Equities, Inc., 500,000 shares, Robert Mendez 500,000 shares, Darryl Montana 500,000 shares, Mike Harper 500,000, Rich Ruff 300,000, Luigi Rosso 100,000 shares, Gudio Rosso 100,000 shares and S&W Consulting 500,000 shares. The above transactions were issued under Sections 4(2) and 4(6) of the Securities Act of 1933 and bears the appropriate legend.

On August 31, 2004, the Company issued 452,000 shares to investors who purchased shares of common stock under a Regulation 504D offering. The 452,000 shares of common stock were issued for cash consideration of $113,000 or $.25 per share. There were 17 individuals who purchased the common shares as follows; Joe Villa 160,000 shares, John Welsome 8,000 shares, Brandy James 10,000 shares, Eugene Bennet 10,000 shares, Darrell Ross 4,000 shares, Kevin Elmore 20,000 shares, Scott Matson 8,000 shares, Rich Ruff 30,000 shares, Greg Reid 20,000 shares, Jon Mangini 40,000 shares, Chad Smanjak 20,000 shares, Dean Abramowicz 24,000 shares, Bryan McCann 12,000 shares, Sheryl Alvarado 40,000 shares, Jessie Nettles 20,000 shares, Glenn Cunningham 10,000 shares, and Jeff Droms 16,000 shares.

On September 30, 2004, the Company issued 80,000 shares to investors who purchased shares of common stock under a Regulation 504D offering The 80,000 shares of common stock were issued for cash consideration of $20,000 or $.25 per share. There were 2 individuals who purchased the common shares as follows; Tom Mellan 40,000 shares and Michael Stefaun 40,000 shares.

As of September 30, 2004 the Company has 11,032,000 shares of common stock outstanding.

The Company believes that all 504D purchasers were qualified investors. All such purchasers have executed and delivered to the Company investment representations and appropriate restrictive legends have been placed on the stock certificates issued. No form of general solicitation or advertising was used to market the securities in any of these offerings.

INDEX TO EXHIBITS

3.1  Articles of Incorporation of the Registrant

3.2  Amendment to the Articles of Incorporation

3.3  By-Laws of the Registrant

4.1  Common Stock Specimen

5.1  Opinion re: legality

10.1 Employment agreement with Marc Gaxiola

10.2 Employment agreement with Mangolien Koza

10.3 Consulting contract with RB Capital and Equities, Inc.

11.1 Computation of earnings per share

23.1 Consent of Armando C. Ibarra, CPA.

23.2 Consent of Kevin Elmore, ESQ. (see 5.1 exhibit for consent)

                                  UNDERTAKINGS.

The undersigned Registrant hereby untertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities of that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of the Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form or prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred and paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable knowledge to believe that it meets the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on October 20, 2004.


STUDIO 54, INC.


By: /s/  Marc Gaxiola
Marc Gaxiola, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE:                          TITLE                      DATE
/s/ Marc Gaxiola                    President /Director        October 20, 2004
Marc Gaxiola

/s/ Mangolein Koza                 Secretary / Treasurer       October 20, 2004
Mangolein Koza                     and Director

/s/ Claudia Moreno                  Director                   October 20, 2004
Claudia Moreno





                                       s1